Exhibit 8

                   Consent of Sutherland Asbill & Brennan LLP

                                S.A.B. LETTERHEAD

                                                             May 4, 1999

Board of Directors
AUSA Life Insurance Company, Inc.
AUSA Series Life Account
4 Manhattanville Road
Purchase, New York  10577

      RE: AUSA Series Life Account
          File No. 333-38343

Gentlemen:

      We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus for the AUSA Financial Freedom Builder contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-38343) of the AUSA Series Life Account filed by AUSA Life Insurance Company, Inc. with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                SUTHERLAND ASBILL & BRENNAN LLP

                                                By: /s/ STEPHEN E. ROTH
                                                        ---------------
                                                        Stephen E. Roth